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                                                           EXHIBIT 3.2
                                         BY-LAWS

                                           OF

                                 NAVISTAR INTERNATIONAL
                                  TRANSPORTATION CORP.


                                 ----------------------


                               Incorporated Under the Laws

                                 of the State of Delaware








                          (As amended effective April 11, 1995)
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                                         BY-LAWS
                                           OF
                       NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
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                                        ARTICLE I.
                                        ----------
                                 Meetings of Stockholders
                                 ------------------------
     Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in the first three (3) months of each calendar year.

     Section 2. SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman, President and Chief Executive Officer or the Board of Directors.

     Section 3. TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law or by the Certificate of Incorporation of Navistar International Transportation Corp. ("Company"), notice of each meeting of the stockholders shall be given, at least fifteen (15) days in the case of an annual meeting, and ten (10) days in the case of a special meeting, before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by mailing such notice in a postage prepaid envelope addressed to the stockholder at the stockholder's last post-office address appearing on the stock records of the Company. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. At special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted at such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given. Notice of any meeting of stockholders may be waived in writing by a majority of the stockholders entitled to vote thereat.

     Section 5. QUORUM. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Company, issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6. ORGANIZATION. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     (a)            the Chairman, President and Chief Executive Officer;

     (b) an Executive Officer designated by the Board of Directors to act as chairman of said meetings and to preside thereat;

     (c) a stockholder of record of the Company who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.
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The Secretary, or, if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 7. ORDER OF BUSINESS. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

     Section 8. NOTICE OF STOCKHOLDER NOMINATION AND STOCKHOLDER BUSINESS. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be:
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by rule 14a-8 of the United States Securities and Exchange Commission; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder.

     A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting or, in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Corporation not later than the earlier of (i) the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders, or (ii) the close of the day next preceding the meeting.

     Every such notice by a stockholder shall set forth:

          (a) the name and residence address of the stockholder of the Corporation who intends to make a nomination or bring up any other matter;

          (b) a representation that the stockholder is a holder of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

          (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and

          (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

     Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.

     At the meeting of stockholders, the chair shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.
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     Section 9.     VOTING.  Each stockholder shall, at each meeting of the
stockholders, be entitled to one vote in person or by proxy for each share of stock of the Company held by the stockholder and registered in the stockholder's name on the books of the Company on the date fixed or determined pursuant to the provisions of Section 5 of Article VI of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

     Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Any vote on stock of the Company may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Company or to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy.

     Section 10. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting either at a place within the city where said meeting is to be held and which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or such list or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

     Section 11. INSPECTORS OR JUDGES. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chairman of such meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take in charge the proxies and ballots and decide all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Company, and any officer of the Company may be an inspector or judge on any question other than a vote for or against his election to any position with the Company.
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     Section 12.     ACTION WITHOUT A MEETING.  Any action which may be
taken at any annual or special meeting of stockholders may be without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II.
                                   -----------

                               Board of Directors

     Section 1. GENERAL POWERS. The business and affairs of the Company shall be managed by the Board of Directors.

     Section 2. NUMBER AND TIME OF HOLDING OFFICE. Subject to the requirements of the laws of the State of Delaware, the Board may from time to time by the vote of the majority of the whole Board determine the number of directors. Until the Board shall otherwise so determine, the number of directors shall not exceed two (2). Each of the directors of the Company shall hold office until the expiration of his or her term and until his or her successor shall be elected. Directors need not be stockholders.

     Section 3. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Such election shall be by ballot; provided, however, a nomination shall be accepted and votes cast for a nominee shall be counted by the inspectors or judges of the election, only if the Secretary of the Company has received at least 24 hours prior to the meeting a statement over the signature of the nominee that he or she consents to being a nominee and, if elected, intends to serve as a director.

     Section 4. ORGANIZATION AND ORDER OF BUSINESS. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

           (a)      the Chairman, President and Chief Executive Officer

           (b) any director chosen by a majority of the directors present thereat.

The Secretary, or in case of his or her absence the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board of Directors shall be determined by the chairman of such meeting.

     Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his or her resignation to the Chairman, President and Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. VACANCIES, ETC. In case of any vacancy on the Board, or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by the holders of shares of stock of the Company entitled to vote in respect thereof at an annual or special meeting of said holders or by a majority of the directors of the Company then in office though less than a quorum.
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     Section 7.     PLACE OF MEETING.  The Board may hold its meetings at
such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, that all meetings, regular or special, shall be held at the chief executive office of the Company in Chicago, Illinois, unless otherwise ordered or approved by a majority of the whole Board.

     Section 8. FIRST MEETING. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting shall be held at the time and place theretofore fixed by the Board for the next regular meeting of the Board and no notice thereof need be given; provided, however, that the Board may determine that such meeting shall be held at a different place and time but notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

     Section 9. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour on the same day of the next succeeding week in which such day shall not be a legal holiday at such place, or at such other time and place as the Board shall determine in which event notice thereof shall be given.

     Section 10. SPECIAL MEETINGS; NOTICE. Special meetings of the Board shall be held whenever called by the Chairman, President and Chief Executive Officer or one-third (1/3) of the directors at the time in office. The Secretary shall give notice to each director as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to the director at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held; or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication, before, during or after such meeting, or if he or she shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Company then in office shall be present thereat.

     Dividends may be declared upon the stock of the Company at any special meeting of the Board of Directors; provided, that the notice of said special meeting states specifically the fact that dividend action is to be considered. Any and all other business may be transacted at a special meeting unless notice of the meeting specifically states that action will be taken only upon the matters listed in the notice.

     Section 11. QUORUM AND MANNER OF ACTING. Except as otherwise provided in these By-laws or by law, a majority of directors at the time in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of at least a majority of the directors present at any such meeting, at which a quorum is present, shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.
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     Section 12.     ACTION BY CONSENT.  Unless otherwise restricted by the
Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 13. COMMITTEES. The Board of Directors may appoint standing committees of its members. Such committees shall have such powers as are conferred by the By-laws or authorized by the Board of Directors. The members of all standing committees shall be appointed annually at the first meeting of the Board of Directors after the annual meeting of the stockholders and shall continue as members until their successors are appointed, subject to the power of the Board to remove any member of a committee at any time and to appoint a successor.

     Section 14. MEETING BY COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or any committee appointed by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.


                                   ARTICLE III.

                                     Officers
                                     --------

     Section 1. ELECTION, APPOINTMENT, TERM OF OFFICE. The Executive Officers of the Company shall consist of a Chairman, President and Chief Executive Officer, and such number of other Executive Officers as the Board of Directors may determine from time to time. There shall also be a General Counsel, a Treasurer, a Controller and a Secretary, any of whom may also be an Executive Officer.

     The Board of Directors may also appoint such other officers and agents as it may deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board.

     All Executive Officers and other officers of the Company shall be regularly elected or appointed by the majority vote of the whole Board of Directors at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders, and until their successors are elected or appointed.

     If additional officers are elected or appointed during the year, they shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until their successors are elected or appointed.

     A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors.
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     Section 2.     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.  The
Chairman, President and Chief Executive Officer shall be the chief executive officer of the Company, and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, he or she shall be in general and active charge of the entire business and all the affairs of the Company, and shall be its chief policy-making officer shall have general charge of the business operations. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in the By-laws.

     Section 3. EXECUTIVE OFFICERS. Each Executive Officer shall have such powers and duties and titles prescribed by the Board of Directors at the time of his or her election and such other powers and duties as may be assigned to him or her from time to time by the Chairman, President and the Chief Executive Officer, or the Board of Directors.

     Section 4. GENERAL COUNSEL. The General Counsel shall have charge of all matters of legal import concerning the Company and of the department relating to such matters. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman, President and Chief Executive Officer, or the Board of Directors.

     Section 5. TREASURER. The Treasurer shall be responsible for safeguarding the cash and securities of the Company and the formulation of the investment and financial policies of the Company. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman, President and Chief Executive Officer, the President and Chief Operating Officer or the Board of Directors.

     Section 6. CONTROLLER. The Controller shall be in charge of the accounts of the Company and the maintenance of adequate accounting procedure and records of the Company. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman, President and Chief Executive Officer, or the Board of Directors.

     Section 7. SECRETARY. The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and of the Executive Committee. He or she shall affix the seal of the Company to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same have been signed on behalf of the Company by a duly authorized officer. He or she shall perform such other duties as may be assigned to him or her from time to time by the Chairman, President and Chief Executive Officer, or the Board of Directors.


                                   ARTICLE IV.
                                   -----------

                 Contracts, Checks, Drafts, Bank Accounts, Etc.
                 ----------------------------------------------

     Section 1. EXECUTION OF DOCUMENTS BY OFFICERS. All of the Executive Officers of the Company elected as provided in Section 1 of
Article III of the By-laws, shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Company.

     All appointed officers shall have such powers with respect to execution and delivery of deeds, contracts, mortgages, bonds, debentures and other documents as may be assigned to them by the Board of Directors.

     Section 2. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors, the Chairman, President and Chief Executive Officer, or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Company to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned and delivered by any officer or agent of the Company.
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     Section 3.     PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER
CORPORATIONS. Unless otherwise provided by resolution adopted by the Board, each of the Executive Officers of the Company elected as provided in Section 1 of Article III of the By-laws may from time to time appoint an attorney or attorneys or agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as such Executive Officer may deem necessary or proper in order that the Company may exercise its said powers and rights.


                                   ARTICLE V.
                                   ----------

                            Shares and Their Transfer
                            -------------------------

                              Examination of Books
                              --------------------

     Section 1. CERTIFICATES FOR STOCK. Every holder of stock of the Company shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number of shares of stock of the Company owned by the stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the person who was at the time of signing the Chairman, President and Chief Executive Officer, or an Executive Officer and by the person who was at the time of signing the Treasurer or an Assistant Treasurer and its seal may be affixed thereto; provided, however, that the signature of such Executive Officer of the Company and of such Treasurer or Assistant Treasurer and the seal of the Company may be facsimile. In case any officer or officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Company, the number of shares represented by such certificates, respectively. and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled except in cases provided for in Section 4 of this Article V.

     Section 2. TRANSFERS OF STOCK. Transfers of shares of the stock of the Company shall be made only on the books of the Company by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, or with a transfer clerk or a transfer agent appointed as in Section 3 of this
Article V provided, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.
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         <PAGE 10>

     Section 3. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Company, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

     Section 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The owner of any stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives. to give the Company a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

     Section 5. RECORD DATE. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors:

           (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

           (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

     Section 6. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board may determine, from time to time, whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board or by the stockholders of the Company entitled to vote in respect thereof.

         <PAGE 11>
                                   ARTICLE VI.
                                   -----------

                                  Offices, Etc.
                                  -------------

     Section 1. REGISTERED OFFICE. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

     Section 2. OTHER OFFICES. The Company also may have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as provided in these By-laws or as the Board may from time to time appoint or as the business of the Company may require.

     Section 3. BOOKS AND RECORDS. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the Company may keep the books and records of the Company in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Company may require; provided, however, the principal accounting books and records of the Company, including the records of meetings of the Board of Directors, shall be kept at the chief executive office of the Company in Chicago, Illinois, unless otherwise determined by resolution of the Board of Directors.


                                   ARTICLE VII.
                                   ------------

                                     Dividends
                                     ---------

     Subject to the provisions of law, of the Certificate of Incorporation of the Company and of these By-laws, the Board may declare and pay dividends upon the shares of the stock of the Company either (a) out of its net assets in excess of its capital as computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Company shall render it advisable. Dividends upon the shares of stock of the Company may be declared at any regular meeting of the Board of Directors and also at a special meeting, if notice of such proposed action is given as provided in Section 10 of Article II of these By-laws.


                                   ARTICLE VIII.
                                   -------------

                                       Seal
                                       ----

     The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Incorporated 1987 Delaware", or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary or any Assistant Secretary or any other officer authorized by the Board.


                                   ARTICLE IX.
                                   -----------

                                   Fiscal Years
                                   ------------

     The fiscal year of the Company shall end on the thirty-first day of October in each year.

         <PAGE 12>
                                   ARTICLE X.
                                   ----------

                                Waiver of Notices
                                -----------------

     Whenever any notice whatever is required to be given by these By-laws or by the Certificate of Incorporation of the Company or by the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE XI.
                                   -----------

                                 Indemnification
                                 ---------------

     Section 1. COVERAGE. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director or officer of the Company (which term shall include any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that, except as provided in Section 2 of this Article XI with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise.

         <PAGE 13>

     Section 2. CLAIMS. If a claim under Section 1 of this Article XI is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) or by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XI or otherwise shall be on the Company. Neither the failure of the Company (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

     Section 3. RIGHTS NOT EXCLUSIVE. The rights conferred on any person by Sections 1 and 2 of this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 5. EMPLOYEES. Persons who are not included as indemnities under Section 1 of this Article XI but are employees of the Company or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.


                                   ARTICLE XII.
                                   ------------

                                    Amendments
                                    ----------

     These By-laws as they shall be at any time may be amended, altered or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting if the proposed amendment, alteration or repeal is stated in the notice of the special meeting; but any by-laws made by the Board may be altered, amended or repealed by the stockholders in the manner provided in the Certificate of Incorporation of the Company.

         <PAGE 14>
                                   ARTICLE XIII.
                                   -------------

                                National Emergency
                                ------------------

     Section 1.     DEFINITION AND APPLICATION.  For the purposes of this
Article XIII the term "national emergency" is defined as an emergency situation resulting from an attack upon the United States, a nuclear disaster within the United States, a catastrophe, or other emergency condition, as a result of which attack, disaster, catastrophe or emergency condition a quorum of the Board of Directors cannot readily be convened for action. Persons not directors of the Company may conclusively rely upon the determination by the Board of Directors of the Company, at a meeting held or purporting to be held pursuant to this Article XIII that a national emergency as hereinabove defined exists regardless of the correctness of such determination made or purporting to be made as hereinafter provided. During the existence of a national emergency the provisions of this Article XIII shall become operative, but, to the extent not inconsistent with such provisions, the other provisions of these By-laws shall remain in effect during any national emergency and upon its termination the provisions of this Article XIII shall cease to be operative.

     Section 2. MEETINGS, ETC. When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of notice of such special meeting, and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. At any such special meeting two directors shall constitute a quorum for the transaction of business including without limiting the generality hereof the filling of vacancies among directors and officers of the Company and the election of additional Executive Officers, Assistant Controllers, Assistant Secretaries and Assistant Treasurers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Director there shall be only one director present, such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment.

     The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. All directors, officers, employees and agents of, and all persons dealing with, the Company, if acting in good faith, may conclusively rely upon any action taken at any such special meeting.

     Section 3. AMENDMENT. The Board of Directors shall have the power to alter, amend, or repeal any of these By-laws by the affirmative vote of at least two-thirds (2/3) of the directors present at any special meeting attended by two (2) or more directors and held in the manner prescribed in
Section 2 of this Article XIII, if it is determined in good faith by said two- thirds (2/3) that such alteration, amendment or repeal would be conducive to the proper direction of the Company's affairs.

     Section 4. SUBSTITUTE DIRECTORS. To the extent required to constitute a quorum at any meeting of the Board of Directors during a national emergency, the officers of the Company who are present shall be deemed, in order of rank of office and within the same rank in order of election or appointment of such offices, directors for such meeting.